EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2026 Stock Incentive Plan of VolitionRx Limited of our report dated March 31, 2026, with respect to the consolidated financial statements of VolitionRx Limited for the years ended December 31, 2025 and 2024, included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

/s/ Sadler, Gibb and Associates, LLC

Draper, UT

August 21, 2026